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Hilton Reports Fourth Quarter and Full Year Results; Exceeds Net Income, Adjusted EBITDA and Net Unit Growth Expectations

MCLEAN, VA (February 13, 2019) - Hilton Worldwide Holdings Inc. ("Hilton" or the "Company") (NYSE: HLT) today reported its fourth quarter and full year 2018 results. All results herein, including prior year periods, reflect the adoption of new accounting standards, including Accounting Standards Update ("ASU") No. 2014-09, Revenue from Contracts with Customers (Topic 606) ("ASU 2014-09"). Highlights include:

•	Diluted EPS was $0.75 for the fourth quarter and $2.50 for the full year, and diluted EPS, adjusted for special items, was $0.79 for the fourth quarter and $2.79 for the full year

•	Net income was $225 million for the fourth quarter and $769 million for the full year

•	Adjusted EBITDA was $544 million for the fourth quarter and $2,101 million for the full year, exceeding the high end of guidance

•	System-wide comparable RevPAR increased 2.0 percent and 3.0 percent, respectively, for the fourth quarter and full year on a currency neutral basis from the same periods in 2017

•
Approved 24,900 new rooms for development during the fourth quarter, growing Hilton's development pipeline to more than 364,000 rooms as of December 31, 2018, representing 6 percent growth from December 31, 2017

•	Opened 22,500 rooms in the fourth quarter, contributing to 57,000 net additional rooms for the full year, which represented approximately 7 percent net unit growth

•	Launched luxury collection brand, LXR Hotels & Resorts

•	Repurchased 23.5 million shares of Hilton common stock during 2018, bringing total capital return, including dividends, to approximately $1.9 billion for the full year

•
Full year 2019 system-wide RevPAR is expected to increase between 1.0 percent and 3.0 percent on a comparable and currency neutral basis compared to 2018; full year net income is projected to be between $895 million and $931 million; full year Adjusted EBITDA is projected to be between $2,240 million and $2,290 million

•	Capital return is projected to be between $1.3 billion and $1.8 billion

Overview

Christopher J. Nassetta, President & Chief Executive Officer of Hilton, said, "We are pleased with our fourth quarter and full year results, exceeding the high end of our guidance for Adjusted EBITDA and diluted EPS, adjusted for special items, driven in part by better than expected net unit growth, up roughly 7 percent versus the prior year. In particular, we continued to expand our luxury portfolio with several exciting openings and the launch of our luxury collection brand, LXR Hotels & Resorts. We expect continued strength in room growth, combined with RevPAR growth, to provide a good setup for the year ahead."

For the three months and year ended December 31, 2018, system-wide comparable RevPAR grew 2.0 percent and 3.0 percent, respectively, primarily driven by increased ADR. Strength at Hilton's international hotels benefited results, particularly in Europe. Management and franchise fee revenues increased 14 percent and 12 percent during the three months and year ended December 31, 2018, respectively, as a result of RevPAR growth of 1.8 percent and 2.9 percent, respectively, at comparable managed and franchised hotels, increased licensing fees and the addition of new properties to Hilton's portfolio.

For the three months ended December 31, 2018, diluted EPS was $0.75 and diluted EPS, adjusted for special items, was $0.79 compared to $2.27 and $0.53, respectively, for the three months ended December 31, 2017. Net income and Adjusted EBITDA were $225 million and $544 million, respectively, for the three months ended December 31, 2018, compared to $730 million and $484 million, respectively, for the three months ended December 31, 2017.

For the year ended December 31, 2018, diluted EPS was $2.50 and diluted EPS, adjusted for special items, was $2.79 compared to $3.32 and $1.98, respectively, for the year ended December 31, 2017. Net income and Adjusted EBITDA were $769 million and $2,101 million, respectively, for the year ended December 31, 2018, compared to $1,089 million and $1,909 million, respectively, for the year ended December 31, 2017.

Development

In the fourth quarter of 2018, Hilton opened 142 new hotels totaling 22,500 rooms and achieved net unit growth of nearly 19,000 rooms. During the full year 2018, Hilton opened over 450 new hotels totaling more than 66,000 rooms and achieved net unit growth of nearly 57,000 rooms, which was a 10 percent increase from the same period in 2017. Conversions from non-Hilton brands represented nearly 25 percent of the new rooms opened during the year. Hilton expanded to eight new countries and territories in 2018 and ended the year with more than 900,000 rooms open and operating.

As of December 31, 2018, Hilton's development pipeline totaled more than 2,400 hotels consisting of over 364,000 rooms throughout 103 countries and territories, including 35 countries and territories where Hilton does not currently have any open hotels. Additionally, 195,000 rooms in the development pipeline were located outside the U.S., and 184,000 rooms, or more than half, were under construction.

Hilton recently launched LXR Hotels & Resorts, a luxury brand connecting legendary properties into a network of hotels offering singular service and remarkable experiences. The first property, the Habtoor Palace Dubai, was converted from a non-Hilton brand and opened in the second half of 2018. In January 2019, Hilton announced the conversion of The Biltmore, Mayfair, which is expected to open in the first half of 2019. The luxury hotel, situated in a prime location in the heart of Mayfair, London on Grosvenor Square, marks LXR's European debut. Hilton also continued to expand Waldorf Astoria Hotels & Resorts, its iconic luxury hotel brand, with the conversion of the Waldorf Astoria Atlanta Buckhead in the fourth quarter.

Balance Sheet and Liquidity

As of December 31, 2018, Hilton had $7.4 billion of long-term debt outstanding, excluding deferred financing costs and discount, with a weighted average interest rate of 4.48 percent. Excluding capital lease obligations and other debt of Hilton's consolidated variable interest entities, Hilton had $7.1 billion of long-term debt outstanding, excluding deferred financing costs and discount, with a weighted average interest rate of 4.42 percent. During the fourth quarter of 2018, Hilton made a voluntary repayment of $300 million outstanding under its senior secured term loan facility.

Total cash and cash equivalents were $484 million as of December 31, 2018, including $81 million of restricted cash and cash equivalents. No borrowings were outstanding under the $1.0 billion revolving credit facility as of December 31, 2018.

During the fourth quarter of 2018, Hilton repurchased 2.2 million shares of its common stock at a cost of approximately $160 million and an average price per share of $71.83. To date, Hilton has repurchased approximately 39.2 million shares of its common stock for approximately $2.8 billion at an average price per share of $70.51; the amount remaining under Hilton's previously announced stock repurchase program is approximately $408 million.

In December 2018, Hilton paid a quarterly cash dividend of $0.15 per share on shares of its common stock, for a total of $44 million, bringing year to date dividends to $181 million. In February 2019, Hilton's board of directors authorized a regular quarterly cash dividend of $0.15 per share of common stock to be paid on or before March 29, 2019 to holders of record of its common stock as of the close of business on March 1, 2019.

Adoption of ASUs

The Company adopted ASU 2014-09 and ASU No. 2017-07 ("ASU 2017-07"), Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, on January 1, 2018 on a full retrospective basis in the consolidated financial statements. Refer to Hilton's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which is expected to be filed on or about the date of this press release, for the effect of these adoptions on the Company's audited consolidated financial statements for the year ended December 31, 2017.

Outlook

On January 1, 2019, the Company adopted ASU No. 2016-02 ("ASU 2016-02"), Leases (Topic 842), which supersedes existing guidance on accounting for leases in Leases (Topic 840) and generally requires all leases, including operating leases, to be recognized in the balance sheet of lessees as right-of-use assets and lease liabilities. As permitted, the Company has applied this ASU at the adoption date; therefore, the presentation of financial information for all periods prior to January 1, 2019 will remain unchanged and in accordance with Leases (Topic 840). The provisions of ASU 2016-02 will not affect the Company's cash flow or cash available for capital return, and will not have a material impact on the consolidated statement of operations. Refer to Hilton's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which is expected to be filed on or about the date of this press release, for additional information on the impact of this ASU.

Beginning with the first quarter of 2019, the Company will modify its non-GAAP financial measures of net income, adjusted for special items, and diluted EPS, adjusted for special items, to exclude from net income: (i) FF&E replacement reserves and (ii) the amortization of intangible assets that were recorded at their fair value in October 2007 when the Company became a wholly owned subsidiary of an affiliate of The Blackstone Group L.P. ("Blackstone"). All prior period measures will reflect this modified definition when comparing to periods beginning with the first quarter of 2019. The Company believes these modifications will assist investors in performing meaningful comparisons of past, present and future operating results and better highlight the results of the Company's ongoing operations. See "Non-GAAP Financial Measures Reconciliations—Net Income and Diluted EPS, Adjusted for Special Items, Reflecting Application of Modified Definition" for the effect of this change on the year ended December 31, 2018 and the quarterly periods therein.

Hilton's outlook for the first quarter and full year of 2019 includes the effect of these adjustments. Share-based metrics in Hilton's outlook include actual share repurchases to date, but do not include the effect of potential share repurchases hereafter.

Full Year 2019

•	System-wide RevPAR is expected to increase between 1.0 percent and 3.0 percent on a comparable and currency neutral basis compared to 2018.

•	Diluted EPS, before special items, is projected to be between $3.00 and $3.12.

•	Diluted EPS, adjusted for special items, is projected to be between $3.66 and $3.78.

•	Net income is projected to be between $895 million and $931 million.

•	Adjusted EBITDA is projected to be between $2,240 million and $2,290 million.

•	Management and franchise fee revenue is projected to increase between 7 percent and 9 percent compared to 2018.

•	Contract acquisition costs and capital expenditures, excluding amounts indirectly reimbursed by hotel owners, are expected to be between $175 million and $200 million.

•	Capital return is projected to be between $1.3 billion and $1.8 billion.

•	General and administrative expenses are projected to be between $430 million and $450 million.

•	Net unit growth is expected to be approximately 6.5 percent.

First Quarter 2019

•	System-wide RevPAR is expected to increase between 1.0 percent and 3.0 percent on a comparable and currency neutral basis compared to the first quarter of 2018.

•	Diluted EPS, before special items, is projected to be between $0.56 and $0.61.

•	Diluted EPS, adjusted for special items, is projected to be between $0.73 and $0.78.

•	Net income is projected to be between $169 million and $183 million.

•	Adjusted EBITDA is projected to be between $470 million and $490 million.

•	Management and franchise fee revenue is projected to increase between 7 percent and 9 percent compared to the first quarter of 2018.

Conference Call

Hilton will host a conference call to discuss fourth quarter and full year 2018 results on February 13, 2019 at 10:00 a.m. Eastern Time. Participants may listen to the live webcast by logging on to the Hilton Investor Relations website at http://ir.hilton.com/events-and-presentations. A replay and transcript of the webcast will be available within 24 hours after the live event at http://ir.hilton.com/financial-reporting/quarterly-results/2018.

Alternatively, participants may listen to the live call by dialing 1-888-317-6003 in the United States or 1-412-317-6061 internationally. Please use the conference ID 1065924. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-877-344-7529 in the United States or 1-412-317-0088 internationally using the conference ID 10127752.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the expectations regarding the performance of Hilton's business, financial results, liquidity and capital resources and other non-historical statements, including the statements in the "Outlook" section of this press release. In some cases, these forward-looking statements can be identified by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the hospitality industry, macroeconomic factors beyond Hilton's control, competition for hotel guests and management and franchise contracts, risks related to doing business with third-party hotel owners, performance of Hilton's information technology systems, growth of reservation channels outside of Hilton's system, risks of doing business outside of the United States of America ("U.S.") and Hilton's indebtedness. Additional factors that could cause Hilton's results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I—Item 1A. Risk Factors" of Hilton's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission ("SEC"), as such factors may be updated from time to time in Hilton's periodic filings with the SEC, including in Hilton's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which is expected to be filed on or about the date of this press release, which are accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in Hilton's filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

The Company refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles ("GAAP") in this press release, including: net income, adjusted for special items; diluted EPS, adjusted for special items; Adjusted EBITDA; Adjusted EBITDA margin; net debt; and net debt to Adjusted EBITDA ratio. See the schedules to this press release, including the "Definitions" section, for additional information and reconciliations of such non-GAAP financial measures.

About Hilton

Hilton (NYSE: HLT) is a leading global hospitality company, with a portfolio of 16 world-class brands comprising more than 5,600 properties with nearly 913,000 rooms, in 113 countries and territories. Dedicated to fulfilling its mission to be the world's most hospitable company, Hilton earned a spot on the 2018 world's best workplaces list and has welcomed more than 3 billion guests during its nearly 100 year history. Through the award-winning guest loyalty program, Hilton Honors, more than 85 million members who book directly with Hilton have access to instant benefits including digital check-in with room selection, Digital Key and Connected Room. Visit newsroom.hilton.com for more information, and connect with Hilton on facebook.com/hiltonnewsroom, twitter.com/hiltonnewsroom, linkedIn.com/company/hilton, instagram.com/hiltonnewsroom and youtube.com/hiltonnewsroom.

HILTON WORLDWIDE HOLDINGS INC.
EARNINGS RELEASE SCHEDULES

HILTON WORLDWIDE HOLDINGS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenues
Franchise and licensing fees	$388	$326	$1,530	$1,321
Base and other management fees	80	78	321	324
Incentive management fees	64	63	235	222
Owned and leased hotels	385	380	1,484	1,432
Other revenues	26	27	98	105
	943	874	3,668	3,404
Other revenues from managed and franchised properties	1,345	1,194	5,238	4,727
Total revenues	2,288	2,068	8,906	8,131

Expenses
Owned and leased hotels	329	334	1,332	1,269
Depreciation and amortization	83	84	325	336
General and administrative	115	109	443	439
Other expenses	15	15	51	56
	542	542	2,151	2,100
Other expenses from managed and franchised properties	1,384	1,267	5,323	4,899
Total expenses	1,926	1,809	7,474	6,999

Operating income	362	259	1,432	1,132

Interest expense	(94)	(91)	(371)	(351)
Gain (loss) on foreign currency transactions	(4)	—	(11)	3
Loss on debt extinguishment	—	—	—	(60)
Other non-operating income, net	2	13	28	29

Income before income taxes	266	181	1,078	753

Income tax benefit (expense)	(41)	549	(309)	336

Net income	225	730	769	1,089
Net income attributable to noncontrolling interests	(1)	(1)	(5)	(5)
Net income attributable to Hilton stockholders	$224	$729	$764	$1,084

Weighted average shares outstanding:
Basic	296	319	302	324
Diluted	298	322	305	327

Earnings per share:
Basic	$0.76	$2.29	$2.53	$3.34
Diluted	$0.75	$2.27	$2.50	$3.32

Cash dividends declared per share	$0.15	$0.15	$0.60	$0.60

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION
(unaudited)

	Three Months Ended December 31,
	Occupancy			ADR		RevPAR
	2018	vs. 2017		2018	vs. 2017	2018	vs. 2017
U.S.	72.0%	(0.4)%	pts.	$146.57	1.8%	$105.48	1.1%
Americas (excluding U.S.)	69.0	1.4		123.05	4.7	84.87	6.9
Europe	75.6	1.3		143.06	5.3	108.15	7.2
Middle East & Africa	75.6	3.3		148.18	(4.1)	112.09	0.3
Asia Pacific	73.9	1.2		135.36	1.8	100.02	3.4
System-wide	72.4	—		144.44	2.0	104.54	2.0

	Year Ended December 31,
	Occupancy			ADR		RevPAR
	2018	vs. 2017		2018	vs. 2017	2018	vs. 2017
U.S.	76.3%	0.4%	pts.	$149.09	1.7%	$113.68	2.2%
Americas (excluding U.S.)	71.6	1.6		127.57	3.8	91.36	6.1
Europe	77.0	2.1		148.37	4.0	114.22	6.9
Middle East & Africa	72.5	3.3		151.24	(2.9)	109.60	1.8
Asia Pacific	73.4	3.0		135.60	2.1	99.54	6.5
System-wide	75.8	0.8		147.22	1.9	111.61	3.0

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY BRAND
(unaudited)

	Three Months Ended December 31,
	Occupancy			ADR		RevPAR
	2018	vs. 2017		2018	vs. 2017	2018	vs. 2017
Waldorf Astoria Hotels & Resorts	72.0%	2.3%	pts.	$340.95	3.1%	$245.40	6.5%
Conrad Hotels & Resorts	76.2	2.1		255.17	2.8	194.46	5.8
Hilton Hotels & Resorts	74.4	0.6		170.23	2.6	126.66	3.5
Curio Collection by Hilton	70.5	1.3		209.84	5.2	147.99	7.1
DoubleTree by Hilton	71.4	0.2		132.33	1.9	94.49	2.3
Embassy Suites by Hilton	74.5	(0.8)		156.59	1.4	116.72	0.2
Hilton Garden Inn	71.8	(0.2)		131.25	1.8	94.21	1.5
Hampton by Hilton	69.8	(0.3)		119.55	0.9	83.44	0.4
Homewood Suites by Hilton	76.5	(0.8)		136.61	1.6	104.54	0.5
Home2 Suites by Hilton	72.8	—		115.67	1.7	84.26	1.7
System-wide	72.4	—		144.44	2.0	104.54	2.0

	Year Ended December 31,
	Occupancy			ADR		RevPAR
	2018	vs. 2017		2018	vs. 2017	2018	vs. 2017
Waldorf Astoria Hotels & Resorts	71.4%	2.0%	pts.	$345.19	3.5%	$246.40	6.5%
Conrad Hotels & Resorts	74.2	4.4		252.78	2.3	187.49	8.7
Hilton Hotels & Resorts	76.5	1.3		172.96	2.3	132.39	4.0
Curio Collection by Hilton	73.5	1.3		211.81	4.6	155.69	6.5
DoubleTree by Hilton	74.6	0.9		134.97	2.1	100.70	3.3
Embassy Suites by Hilton	78.2	(0.4)		161.84	1.2	126.60	0.6
Hilton Garden Inn	75.9	1.0		133.53	1.4	101.40	2.8
Hampton by Hilton	74.2	0.4		123.53	1.1	91.63	1.7
Homewood Suites by Hilton	80.7	0.5		140.27	1.7	113.23	2.4
Home2 Suites by Hilton	77.8	2.2		118.18	1.9	91.98	4.8
System-wide	75.8	0.8		147.22	1.9	111.61	3.0

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY SEGMENT
(unaudited)

	Three Months Ended December 31,
	Occupancy			ADR		RevPAR
	2018	vs. 2017		2018	vs. 2017	2018	vs. 2017
Management and franchise	72.2%	—%	pts.	$143.07	1.9%	$103.32	1.8%
Ownership(1)	77.9	1.6		188.80	5.3	147.14	7.5
System-wide	72.4	—		144.44	2.0	104.54	2.0

	Year Ended December 31,
	Occupancy			ADR		RevPAR
	2018	vs. 2017		2018	vs. 2017	2018	vs. 2017
Management and franchise	75.7%	0.8%	pts.	$145.99	1.8%	$110.57	2.9%
Ownership(1)	78.3	1.3		188.97	3.8	147.97	5.5
System-wide	75.8	0.8		147.22	1.9	111.61	3.0
____________

(1)	Includes owned and leased hotels, as well as hotels owned or leased by entities in which Hilton owns a noncontrolling financial interest.

HILTON WORLDWIDE HOLDINGS INC.
PROPERTY SUMMARY
As of December 31, 2018

	Owned / Leased(1)		Managed		Franchised		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Waldorf Astoria Hotels & Resorts
U.S.	1	215	14	5,956	—	—	15	6,171
Americas (excluding U.S.)	—	—	1	142	1	984	2	1,126
Europe	2	463	4	898	—	—	6	1,361
Middle East & Africa	—	—	4	949	—	—	4	949
Asia Pacific	—	—	4	895	—	—	4	895
LXR Hotels & Resorts
Middle East & Africa	—	—	—	—	1	234	1	234
Conrad Hotels & Resorts
U.S.	—	—	4	1,289	1	319	5	1,608
Americas (excluding U.S.)	—	—	2	402	—	—	2	402
Europe	—	—	4	1,155	—	—	4	1,155
Middle East & Africa	1	614	2	993	—	—	3	1,607
Asia Pacific	1	164	17	5,035	1	654	19	5,853
Canopy by Hilton
U.S.	—	—	—	—	5	831	5	831
Europe	—	—	—	—	2	263	2	263
Asia Pacific	—	—	1	150	—	—	1	150
Hilton Hotels & Resorts
U.S.	—	—	67	48,780	177	54,082	244	102,862
Americas (excluding U.S.)	1	405	26	9,320	21	7,066	48	16,791
Europe	53	14,424	49	15,440	36	10,182	138	40,046
Middle East & Africa	5	1,998	42	12,607	3	1,609	50	16,214
Asia Pacific	7	3,437	92	33,447	7	2,826	106	39,710
Curio Collection by Hilton
U.S.	—	—	4	1,981	34	7,253	38	9,234
Americas (excluding U.S.)	—	—	—	—	10	1,669	10	1,669
Europe	—	—	3	270	10	1,072	13	1,342
Middle East & Africa	—	—	2	255	1	356	3	611
Asia Pacific	—	—	3	663	1	50	4	713
DoubleTree by Hilton
U.S.	—	—	35	11,791	316	73,948	351	85,739
Americas (excluding U.S.)	—	—	3	494	24	5,231	27	5,725
Europe	—	—	12	3,347	93	15,966	105	19,313
Middle East & Africa	—	—	10	2,350	6	718	16	3,068
Asia Pacific	—	—	57	15,797	3	1,072	60	16,869
Tapestry Collection by Hilton
U.S.	—	—	—	—	18	2,559	18	2,559
Embassy Suites by Hilton
U.S.	—	—	42	11,110	202	45,548	244	56,658
Americas (excluding U.S.)	—	—	3	667	6	1,533	9	2,200
Hilton Garden Inn
U.S.	—	—	5	537	655	90,603	660	91,140
Americas (excluding U.S.)	—	—	12	1,663	39	6,177	51	7,840
Europe	—	—	21	3,826	43	7,182	64	11,008
Middle East & Africa	—	—	10	2,251	1	175	11	2,426
Asia Pacific	—	—	29	6,261	—	—	29	6,261
Hampton by Hilton
U.S.	—	—	46	5,641	2,140	209,300	2,186	214,941
Americas (excluding U.S.)	—	—	13	1,677	92	10,923	105	12,600
Europe	—	—	18	2,956	63	9,873	81	12,829
Middle East & Africa	—	—	1	420	—	—	1	420
Asia Pacific	—	—	—	—	60	9,520	60	9,520
Tru by Hilton
U.S.	—	—	—	—	53	5,019	53	5,019
Homewood Suites by Hilton
U.S.	—	—	19	2,016	439	50,103	458	52,119
Americas (excluding U.S.)	—	—	3	358	21	2,359	24	2,717
Home2 Suites by Hilton
U.S.	—	—	2	198	283	29,384	285	29,582
Americas (excluding U.S.)	—	—	—	—	5	543	5	543
Other	—	—	3	1,450	1	250	4	1,700
Hotels	71	21,720	689	215,437	4,874	667,436	5,634	904,593
Hilton Grand Vacations	—	—	—	—	51	8,367	51	8,367
Total	71	21,720	689	215,437	4,925	675,803	5,685	912,960
____________

(1)	Includes hotels owned or leased by entities in which Hilton owns a noncontrolling financial interest.

HILTON WORLDWIDE HOLDINGS INC.
CAPITAL EXPENDITURES AND CONTRACT ACQUISITION COSTS
(unaudited, dollars in millions)

	Three Months Ended
	December 31,		Increase / (Decrease)
	2018	2017	$	%
Capital expenditures for property and equipment(1)	$21	$22	(1)	(4.5)
Capitalized software costs(2)	25	30	(5)	(16.7)
Total capital expenditures	46	52	(6)	(11.5)
Contract acquisition costs	21	24	(3)	(12.5)
Total capital expenditures and contract acquisition costs	$67	$76	(9)	(11.8)

	Year Ended
	December 31,		Increase / (Decrease)
	2018	2017	$	%
Capital expenditures for property and equipment(1)	$72	$58	14	24.1
Capitalized software costs(2)	87	75	12	16.0
Total capital expenditures	159	133	26	19.5
Contract acquisition costs	103	75	28	37.3
Total capital expenditures and contract acquisition costs	$262	$208	54	26.0
____________

(1)
Includes expenditures for hotels, corporate and other property and equipment, of which $6 million and $8 million were indirectly reimbursed by hotel owners for the three months ended December 31, 2018 and 2017, respectively, and $14 million and $21 million were indirectly reimbursed for the years ended December 31, 2018 and 2017, respectively. Excludes expenditures for FF&E replacement reserves of $11 million and $18 million for the three months ended December 31, 2018 and 2017, respectively, and $50 million and $55 million for the years ended December 31, 2018 and 2017, respectively.

(2)
Includes $18 million and $25 million of expenditures that were indirectly reimbursed by hotel owners for the three months ended December 31, 2018 and 2017, respectively, and $65 million and $53 million for the years ended December 31, 2018 and 2017, respectively.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(unaudited, in millions, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net income attributable to Hilton stockholders, as reported	$224	$729	$764	$1,084
Diluted EPS, as reported	$0.75	$2.27	$2.50	$3.32
Special items:
Net other expenses from managed and franchised properties	$39	$73	$85	$172
Asset dispositions(1)	—	—	4	12
Loss on debt extinguishment	—	—	—	60
Financing transactions(2)	3	—	10	5
Tax-related adjustments(3)	(20)	(600)	21	(600)
Other adjustments(4)	2	(2)	(10)	15
Total special items before tax	24	(529)	110	(336)
Income tax expense on special items	(13)	(28)	(22)	(101)
Total special items after tax	$11	$(557)	$88	$(437)

Net income, adjusted for special items	$235	$172	$852	$647
Diluted EPS, adjusted for special items	$0.79	$0.53	$2.79	$1.98
____________

(1)	Includes severance costs related to the 2015 sale of the Waldorf Astoria New York that were recognized in general and administrative expenses.

(2)
Includes expenses incurred in connection with the refinancings and accelerated recognition of debt financing costs related to repayments of the senior secured term loan facility that were recognized in other non-operating income, net.

(3)
The three months and year ended December 31, 2017 include an aggregate provisional tax benefit recognized in relation to the Tax Cuts and Jobs Act ("TCJ Act") enacted in December 2017. The three months and year ended December 31, 2018 include adjustments to the provisional amount recognized in relation to the TCJ Act, as well as deferred tax expense recognized in connection with a distribution of stock out of Hilton's controlled foreign corporations. These adjustments did not have a significant effect on cash paid for taxes in the periods presented.

(4)
Includes expenses related to the January 2017 spin-offs of Park Hotels & Resorts Inc. and Hilton Grand Vacations Inc. (the "spin-offs") that were recognized in general and administrative expenses. Also, the three months and year ended December 31, 2017 include a gain recorded as a result of the modification of a lease agreement recognized in other non-operating income, net and impairment losses. The year ended December 31, 2018 includes gains on the refinancing and early repayment of a loan Hilton issued that financed the construction of a hotel that Hilton manages.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
REFLECTING APPLICATION OF MODIFIED DEFINITION(1)
(unaudited, in millions, except per share data)

	Three Months Ended				Year Ended December 31, 2018
	March 31,	June 30,	September 30,	December 31,
	2018	2018	2018	2018
Net income attributable to Hilton stockholders, as reported	$161	$217	$162	$224	$764
Diluted EPS, as reported	$0.51	$0.71	$0.54	$0.75	$2.50
Special items:
Net other expenses from managed and franchised properties	$21	$(3)	$28	$39	$85
Purchase accounting amortization(1)	51	52	50	51	204
FF&E replacement reserves(1)	12	15	12	11	50
Asset dispositions(2)	2	1	1	—	4
Financing transactions(2)	—	7	—	3	10
Tax-related adjustments(2)	—	(11)	52	(20)	21
Other adjustments(2)	(6)	—	(6)	2	(10)
Total special items before tax	80	61	137	86	364
Income tax expense on special items	(20)	(18)	(20)	(29)	(87)
Total special items after tax	$60	$43	$117	$57	$277

Net income, adjusted for special items	$221	$260	$279	$281	$1,041
Diluted EPS, adjusted for special items	$0.69	$0.86	$0.93	$0.94	$3.42
____________

(1)
Beginning with the first quarter of 2019 and for all periods prospectively, the Company will modify net income, adjusted for special items, and diluted EPS, adjusted for special items, to exclude: (i) the amortization of intangible assets that were recorded at their fair value in October 2007 when the Company became a wholly owned subsidiary of an affiliate of Blackstone and (ii) FF&E replacement reserves. The amounts for the quarterly periods in 2018 are presented for analysis and future comparative purposes.

(2)	Refer to "—Net Income and Diluted EPS, Adjusted for Special Items" for additional information.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(unaudited, dollars in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net income	$225	$730	$769	$1,089
Interest expense	94	91	371	351
Income tax expense (benefit)	41	(549)	309	(336)
Depreciation and amortization	83	84	325	336
EBITDA	443	356	1,774	1,440
Loss (gain) on foreign currency transactions	4	—	11	(3)
Loss on debt extinguishment	—	—	—	60
FF&E replacement reserves	11	18	50	55
Share-based compensation expense	24	30	127	121
Amortization of contract acquisition costs	7	5	27	17
Net other expenses from managed and franchised properties	39	73	85	172
Other adjustment items(1)	16	2	27	47
Adjusted EBITDA	$544	$484	$2,101	$1,909
____________

(1)	Includes adjustments for severance and other items, and, for the three months and year ended December 31, 2017, also includes transactions costs and impairment loss.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Total revenues, as reported	$2,288	$2,068	$8,906	$8,131
Add: amortization of contract acquisition costs	7	5	27	17
Less: other revenues from managed and franchised properties	(1,345)	(1,194)	(5,238)	(4,727)
Total revenues, as adjusted	$950	$879	$3,695	$3,421

Adjusted EBITDA	$544	$484	$2,101	$1,909

Adjusted EBITDA margin	57.3%	55.1%	56.9%	55.8%

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET DEBT AND NET DEBT TO ADJUSTED EBITDA RATIO
(unaudited, dollars in millions)

	December 31,
	2018	2017
Long-term debt, including current maturities	$7,282	$6,602
Add: unamortized deferred financing costs and discount	79	81
Long-term debt, including current maturities and excluding unamortized deferred financing costs and discount	7,361	6,683
Add: Hilton's share of unconsolidated affiliate debt, excluding unamortized deferred financing costs	15	13
Less: cash and cash equivalents	(403)	(570)
Less: restricted cash and cash equivalents	(81)	(100)
Net debt	$6,892	$6,026

Adjusted EBITDA	$2,101	$1,909

Net debt to Adjusted EBITDA ratio	3.3	3.2

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK: NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
FORECASTED 2019
(unaudited, in millions, except per share data)

	Three Months Ending
	March 31, 2019
	Low Case	High Case
Net income attributable to Hilton stockholders, before special items	$167	$181
Diluted EPS, before special items(1)	$0.56	$0.61
Special items:
Purchase accounting amortization	$51	$51
FF&E replacement reserves	14	14
Total special items before tax	65	65
Income tax expense on special items	(16)	(16)
Total special items after tax	$49	$49

Net income, adjusted for special items	$216	$230
Diluted EPS, adjusted for special items(1)	$0.73	$0.78

	Year Ending
	December 31, 2019
	Low Case	High Case
Net income attributable to Hilton stockholders, before special items	$890	$926
Diluted EPS, before special items(1)	$3.00	$3.12
Special items:
Purchase accounting amortization	$203	$203
FF&E replacement reserves	61	61
Total special items before tax	264	264
Income tax expense on special items	(66)	(66)
Total special items after tax	$198	$198

Net income, adjusted for special items	$1,088	$1,124
Diluted EPS, adjusted for special items(1)	$3.66	$3.78
____________

(1)	Does not include the effect of potential share repurchases.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK: ADJUSTED EBITDA
FORECASTED 2019
(unaudited, in millions)

	Three Months Ending
	March 31, 2019
	Low Case	High Case
Net income	$169	$183
Interest expense	98	98
Income tax expense	62	68
Depreciation and amortization	82	82
EBITDA	411	431
FF&E replacement reserves	14	14
Share-based compensation expense	31	31
Amortization of contract acquisition costs	8	8
Other adjustment items(1)	6	6
Adjusted EBITDA	$470	$490

	Year Ending
	December 31, 2019
	Low Case	High Case
Net income	$895	$931
Interest expense	422	422
Income tax expense	348	362
Depreciation and amortization	323	323
EBITDA	1,988	2,038
FF&E replacement reserves	61	61
Share-based compensation expense	141	141
Amortization of contract acquisition costs	32	32
Other adjustment items(1)	18	18
Adjusted EBITDA	$2,240	$2,290
____________

(1)	Includes adjustments for severance and other items.

HILTON WORLDWIDE HOLDINGS INC.
DEFINITIONS

Net Income and Diluted EPS, Adjusted for Special Items

Net income, adjusted for special items, and diluted earnings (loss) per share ("EPS"), adjusted for special items, are not recognized terms under GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with GAAP. In addition, the Company's definition of net income, adjusted for special items, and diluted EPS, adjusted for special items, may not be comparable to similarly titled measures of other companies.

Net income, adjusted for special items, and diluted EPS, adjusted for special items, are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of the Company's ongoing operations.

Beginning with the first quarter of 2019, the Company will modify net income, adjusted for special items, and diluted EPS, adjusted for special items, as previously calculated, to exclude: (i) furniture, fixtures and equipment ("FF&E") replacement reserves required under certain lease agreements and (ii) the amortization of intangible assets that were recorded at their fair value in October 2007 when the Company became a wholly owned subsidiary of Blackstone.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

Earnings before interest expense, taxes and depreciation and amortization ("EBITDA"), presented herein, reflects net income (loss), excluding interest expense, a provision for income taxes and depreciation and amortization.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including gains, losses, revenues and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated equity investments; (ii) foreign currency transactions; (iii) debt restructurings and retirements; (iv) FF&E replacement reserves; (v) reorganization costs; (vi) share-based compensation expense; (vii) non-cash impairment losses; (viii) severance, relocation and other expenses; (ix) amortization of contract acquisition costs; (x) the net effect of reimbursable costs included in other revenues and expenses from managed and franchised properties; and (xi) other items.

During the first quarter of 2018, the Company modified the definition of Adjusted EBITDA to exclude the amortization of contract acquisition costs and the net effect of reimbursable costs included in other revenues and expenses from managed and franchised properties. Management believes that excluding these items is useful for the reasons set forth below and has applied the modified definition of Adjusted EBITDA to all periods for which Adjusted EBITDA is presented in this release.

Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of total revenues, as adjusted to exclude the amortization of contract acquisition costs and other revenues from managed and franchised properties.

The Company believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) these measures are among the measures used by the Company's management team to evaluate its operating performance and make day-to-day operating decisions and (ii) these measures are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry. Additionally, these measures exclude certain items that can vary widely across different industries and among competitors within the Company's industry. For instance, interest expense and the provision for income taxes are dependent on company specifics, including, among other things, capital structure and operating jurisdictions, respectively, and, therefore could vary significantly across companies. Depreciation and amortization, as well as amortization of contract acquisition costs, are dependent upon company policies, including the method of acquiring and depreciating assets and the useful lives that are used. For Adjusted EBITDA, the Company also excludes items such as: (i) FF&E replacement reserves to be consistent with the treatment of FF&E for its owned and leased hotels where it is capitalized and depreciated over the life of the FF&E; (ii) share-based compensation expense, as this could vary widely among companies due to the different plans in place and the usage of them; (iii) the net effect of the Company's cost reimbursement revenues and reimbursed expenses, as the Company contractually does not operate the related programs to generate a profit over the terms of the respective contracts; and (iv) other items that are not core to the Company's operations and are not reflective of the Company's performance.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not recognized terms under GAAP and should not be considered as alternatives, in isolation or as a substitute, to net income (loss) or other measures of financial performance or liquidity derived in accordance with GAAP. The Company's definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies and may have limitations as analytical tools.

Net Debt

Net debt, presented herein, is a non-GAAP financial measure that the Company uses to evaluate its financial leverage. Net debt is calculated as: (i) long-term debt, including current maturities and excluding unamortized deferred financing costs and discount and (ii) the Company's share of unconsolidated affiliate debt, excluding unamortized deferred financing costs; reduced by: (a) cash and cash equivalents and (b) restricted cash and cash equivalents. Net debt should not be considered as a substitute to debt presented in accordance with GAAP. Net debt may not be comparable to a similarly titled measure of other companies.

The Company believes net debt provides useful information about its indebtedness to investors as it is frequently used by securities analysts, investors and other interested parties to compare the indebtedness of companies.

Net Debt to Adjusted EBITDA Ratio

Net debt to Adjusted EBITDA ratio, presented herein, is a non-GAAP financial measure and is included as it is frequently used by securities analysts, investors and other interested parties to compare the financial condition of companies. Net debt to Adjusted EBITDA ratio should not be considered as an alternative to measures of financial condition derived in accordance with GAAP, and it may not be comparable to a similarly titled measure of other companies.

Comparable Hotels

The Company defines comparable hotels as those that: (i) were active and operating in the Company's system for at least one full calendar year as of the end of the current period, and open January 1st of the previous year; (ii) have not undergone a change in brand or ownership type during the current or comparable periods reported, excluding the hotels distributed in the spin-offs; and (iii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results are not available.

Of the 5,634 hotels in the Company's system as of December 31, 2018, 4,218 hotels were classified as comparable hotels. The 1,416 non-comparable hotels included 197 hotels, or approximately three percent of the total hotels in the system, that were removed from the comparable group during the year because they sustained substantial property damage, business interruption, underwent large-scale capital projects or comparable results were not available.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels for a given period. Occupancy measures the utilization of the hotels' available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable average daily rate pricing levels as demand for hotel rooms increases or decreases.

Average Daily Rate ("ADR")

ADR represents hotel room revenue divided by the total number of room nights sold for a given period. ADR measures average room price attained by a hotel, and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates charged to customers have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room ("RevPAR")

RevPAR is calculated by dividing hotel room revenue by the total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company's performance as it provides a metric correlated to two primary and key drivers of operations at a hotel or group of hotels, as previously described: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to RevPAR, ADR and occupancy throughout this press release are presented on a comparable basis and references to RevPAR and ADR are presented on a currency neutral basis, unless otherwise noted. As such, comparisons of these hotel operating statistics for the three months and year ended December 31, 2018 and 2017 use the exchange rates for the three months and year ended December 31, 2018.